Exhibit 99.6

Keefe, Bruyette & Woods Specialists in Financial Services

To Members and Friends
of Kaiser Federal Bank

Keefe, Bruyette & Woods, Inc., a member of the Financial Industry Regulatory Authority, is assisting Kaiser Federal Financial Group, Inc. in offering shares of common stock for sale in connection with the “second-step” conversion of K-Fed Mutual Holding Company from the mutual to the stock form of organization.

At the request of Kaiser Federal Financial Group, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Kaiser Federal Financial Group, Inc. common stock being offered to depositors of Kaiser Federal Bank and various other persons until 2:00 p.m. Pacific Time on ________________. Please read the enclosed prospectus carefully for a complete description of the offering. Kaiser Federal Financial Group, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions regarding the reorganization and stock offering, please call our Stock Information Center, toll free, at (877) 860-2086, Monday through Friday, 10:00 a.m. to 4:00 p.m., Pacific Time. The Stock Information Center will be closed on weekends and bank holidays.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the offering prospectus.

BD

Dear Prospective Investor:

We are pleased to announce that Kaiser Federal Financial Group, Inc., the proposed new holding company for Kaiser Federal Bank, is offering shares of common stock for sale in connection with the “second-step” conversion of K-Fed Mutual Holding Company from the mutual to the stock form of organization.  The shares of common stock we are offering represent the 66.7% ownership interest in K-Fed Bancorp now owned by K-Fed Mutual Holding Company. Please refer to the enclosed prospectus for further details.

We have enclosed the following materials that will help you learn more about the merits of Kaiser Federal Financial Group, Inc. common stock as an investment. Please read the enclosed materials carefully.

PROSPECTUS: This document provides detailed information about the operations of Kaiser Federal Bank, the proposed conversion and the offering of Kaiser Federal Financial Group, Inc. common stock.

STOCK ORDER AND CERTIFICATION FORM: This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 2:00 p.m., Pacific Time, on ____________.

We invite you and other community members to become stockholders of Kaiser Federal Financial Group, Inc. Through this offering you have the opportunity to buy stock directly from Kaiser Federal Financial Group, Inc. without paying a commission or a fee.

If you have any questions regarding the offering, please call our Stock Information Center, toll free, at (877) 860-2086, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Pacific Time.

Sincerely,

Kay M. Hoveland
President, Chief Executive Officer and Director

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

C

Dear Friend:

We are pleased to announce that Kaiser Federal Financial Group, Inc., the proposed new holding company for Kaiser Federal Bank, is offering shares of common stock for sale in connection with the “second-step” conversion of K-Fed Mutual Holding Company from the mutual to the stock form of organization.  The shares of common stock we are offering represent the 66.7% ownership interest in K-Fed Bancorp now owned by K-Fed Mutual Holding Company. Please refer to the enclosed prospectus for further details.

We have enclosed the following materials that will help you learn more about the merits of Kaiser Federal Financial Group, Inc. common stock as an investment. Please read the enclosed materials carefully.

PROSPECTUS: This document provides detailed information about the operations of Kaiser Federal Bank, the proposed conversion and the offering of Kaiser Federal Financial Group, Inc. common stock.

STOCK ORDER AND CERTIFICATION FORM: This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 2:00 p.m., Pacific Time, on ____________.

As a friend of Kaiser Federal Bank you will have the opportunity to buy common stock directly from Kaiser Federal Financial Group, Inc. in the offering without paying a commission or fee. If you have any questions regarding the offering, please call our Stock Information Center, toll free, at (877) 860-2086, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Pacific Time.

We are pleased to offer you this opportunity to become a stockholder of Kaiser Federal Financial Group, Inc.

Sincerely,

Kay M. Hoveland
President, Chief Executive Officer and Director

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

F

Dear Stockholder:

We are pleased to announce that Kaiser Federal Financial Group, Inc., the proposed new holding company for Kaiser Federal Bank, is offering shares of common stock for sale in connection with the “second step” conversion of K-Fed Mutual Holding Company from the mutual to the stock form of organization. The shares of common stock we are offering represent the 66.7% ownership interest in K-Fed Bancorp now owned by K-Fed Mutual Holding Company. Please refer to the enclosed Proxy Statement/Prospectus for further details.

To accomplish the conversion, we need your participation in an important vote. The enclosed Proxy Statement/Prospectus describes the Plan of Conversion and Reorganization. The Plan of Conversion and Reorganization has been conditionally approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the annual meeting of stockholders on ______, 2010. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided.

FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION, SO PLEASE TAKE A MOMENT TO VOTE YOUR PROXY TODAY.

As a current stockholder of K-Fed Bancorp, your shares will be exchanged for between 0.7194 and 1.1193 shares of Kaiser Federal Financial Group, Inc. stock depending upon where we close in the offering range. You will receive a statement reflecting your ownership of shares of common stock after the offering is completed.

In addition, through this offering you may have the opportunity to buy additional stock directly from Kaiser Federal Financial Group, Inc. without paying a commission or fee. We have enclosed a Prospectus and a stock order and certification form to help you learn more about investing in Kaiser Federal Financial Group, Inc.’s common stock. Please review the enclosed Prospectus carefully before making an investment decision.

Should you have questions regarding the conversion or the stock offering, please call our Stock Information Center at (877) 860-2086, Monday through Friday from 10:00 a.m. to 4:00 p.m., Pacific Time.

Sincerely,

Kay M. Hoveland
President, Chief Executive Officer and Director

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Rh

Dear Stockholder:

We are pleased to announce that Kaiser Federal Financial Group, Inc., the proposed new holding company for Kaiser Federal Bank, is offering shares of common stock for sale in connection with the “second step” conversion of K-Fed Mutual Holding Company from the mutual to the stock form of organization. The shares of common stock we are offering represent the 66.7% ownership interest in K-Fed Bancorp now owned by K-Fed Mutual Holding Company. Please refer to the enclosed Proxy Statement /Prospectus for further details.

To accomplish the conversion, we need your participation in an important vote. The enclosed Proxy Statement/Prospectus describes the Plan of Conversion and Reorganization. The Plan of Conversion and Reorganization has been conditionally approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the annual meeting of stockholders on ______, 2010. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided.

FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION, SO PLEASE TAKE A MOMENT TO VOTE YOUR PROXY TODAY.

As a current stockholder of K-Fed Bancorp, your shares will be exchanged for between 0.7194 and 1.1193 shares of Kaiser Federal Financial Group, Inc. stock depending upon where we close in the offering range. You will receive a statement reflecting your ownership of shares of common stock after the offering is completed.

In addition, through this offering you may have the opportunity to buy additional stock directly from Kaiser Federal Financial Group, Inc. without paying a commission or fee, if you request a Prospectus and stock order and certification form through our Stock Information Center.

Should you have questions regarding the conversion or the stock offering or if you would like to receive a Prospectus and stock order and certification form, please call our Stock Information Center at (877) 860-2086, Monday through Friday from 10:00 a.m. to 4:00 p.m., Pacific Time.

Sincerely,

Kay M. Hoveland
President, Chief Executive Officer and Director

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sh

Dear Member:

We are pleased to announce that Kaiser Federal Financial Group, Inc., the proposed new holding company for Kaiser Federal Bank, is offering shares of common stock for sale in connection with the “second-step” conversion of K-Fed Mutual Holding Company from the mutual to the stock form of organization. The shares of common stock we are offering represent the 66.7% ownership interest in K-Fed Bancorp, now owned by K-Fed Mutual Holding Company. Please refer to the enclosed prospectus for further details.

To accomplish the offering, we need your participation in an important vote. Enclosed are a proxy statement and a prospectus describing the plan of conversion and reorganization and offering and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable page from the stock order form bearing your name and address. Regardless of whether you wish to buy stock, this proxy card should be voted prior to the special meeting of members on _________. Please take a moment now to sign and date the enclosed proxy card(s) and return it to us in the postage-paid envelope provided. You also can submit your vote on the Internet or by Telephone. Directions for submitting your vote can be found on the enclosed proxy card. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION AND OFFERING.

The Board of Directors believes the conversion and offering will offer a number of advantages, such as an opportunity for depositors of Kaiser Federal Bank to become stockholders of Kaiser Federal Financial Group, Inc. Please remember:

➢	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).
➢	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the conversion.
➢
Members have a right, but not an obligation, to buy Kaiser Federal Financial Group, Inc. common stock and may do so without the payment of a commission or fee before shares are offered to the general public.

➢	Like all stock, shares of Kaiser Federal Financial Group, Inc. common stock issued in this offering will not be insured by the FDIC.

The enclosed prospectus contains a complete discussion of the conversion and stock offering. We urge you to read this document carefully. If you are interested in purchasing shares of the common stock of Kaiser Federal Financial Group, Inc., we must receive your Stock Order and Certification Form and payment prior to 2:00 p.m., Pacific Time, on __________,____

If you have any questions regarding the offering, please call our Stock Information Center, toll free, at (877) 860-2086, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Pacific Time.

Sincerely,

Kay M. Hoveland
President, Chief Executive Officer and Director

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

VS

What Investors Need to Know

          Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

●
Know the Rules. By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

●
“Neither a Borrower nor a Lender Be.” If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

●
Watch Out for Opportunists. The opportunist may tell you that he or she is a lawyer or a consultant or a professional investor or some similarly impressive tale who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

●
Get the Facts from the Source. If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

OTS

Read This First

Guidance for Accountholders

          Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

          On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS) Consumer Response Center at (800) 842-6929. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

          How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

          On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact the OTS at ombudsman@ots.treas.gov.

OTS

Questions
and
Answers

…about our conversion
and stock offering.

The shares of common stock being offered are not deposits or accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

This pamphlet answers questions about the K-Fed Mutual Holding Company conversion and the Kaiser Federal Financial Group, Inc. stock offering. Investing in shares of common stock involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying prospectus, especially the discussion under the heading “Risk Factors.”

GENERAL – THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of Kaiser Federal Bank, our customers, our stockholders and the communities we serve.

What is the conversion and reorganization?

Under the Plan of Conversion and Reorganization (the “plan”), our organization is converting from the partially public mutual holding company to a full stock holding company. Currently, K-Fed Mutual Holding Company, the mutual holding company, owns 66.7% of the common stock of the present K-Fed Bancorp. The remaining 33.3% of the common stock is owned by public stockholders. As a result of the conversion, Kaiser Federal Financial Group, Inc., will become the parent company of Kaiser Federal Bank. The shares of common stock we are offering represent the 66.7% ownership interest in K-Fed Bancorp currently owned by K-Fed Mutual Holding Company.

At the completion of the conversion, public stockholders of K-Fed Bancorp will exchange their shares of K-Fed Bancorp common stock for the newly issued shares of common stock of Kaiser Federal Financial Group, Inc., maintaining their percentage ownership in our organization prior to the conversion (excluding their purchases of stock in the offering and cash received by them in lieu of fractional exchange shares).

After the conversion is completed, 100% of the common stock of Kaiser Federal Financial Group, Inc. will be owned by public stockholders. At the conclusion of the conversion, K-Fed Mutual Holding Company and K-Fed Bancorp will cease to exist.

Why is K-Fed Mutual Holding Company converting to the stock holding company form of organization?

The conversion to the stock holding company form of organization will enable us to access capital through the sale of additional common stock by Kaiser Federal Financial Group, Inc. This additional capital will provide us with the flexibility to support internal growth through increased lending and deposit gathering in the communities we serve, support the acquisition of financial institutions and branches from other financial institutions as opportunities arise, improve the liquidity of our shares of common stock and implement more flexible capital management strategies. The conversion to a fully public stock company may also eliminate some of the uncertainties associated with the mutual holding company structure under the recently enacted financial regulatory reform.

What effect will the conversion have on existing deposit and loan accounts and customer relationships?

The conversion will have no effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal limit. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the conversion. Contractual obligations of borrowers of Kaiser Federal Bank will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.

Will customers notice any change in Kaiser Federal Bank’s day-to-day activities as a result of the conversion and the offering?

No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our Board of Directors, management, staff or branches.

THE PROXY VOTE

Although we have received conditional approval, the plan is also subject to stockholder and depositor approvals.

Should I vote to approve the plan of conversion and reorganization?

Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion and Reorganization. Your Board of Directors believes that converting to a fully public ownership structure will best support future growth and expanded services. your “FOR” vote is very important! NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Why did I get several proxy cards?

If you had more than one deposit account on ________, 2010, you could receive more than one proxy card, depending on the ownership structure of your accounts. There are no duplicate cards – please vote all of the proxy cards you receive.

PLEASE RETURN ALL PROXY CARDS OR VOTE BY INTERNET OR TELEPHONE TODAY!

1

How many votes do I have?

Depositors are entitled to one vote for each $100 on deposit. No member may cast more than 1,000 votes. Proxy cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer when returned to the Stock Information Center.

May I vote in person at the special meeting?

Yes, but we would still like you to return all proxy cards or vote by Internet or Telephone today. If you decide to revoke your proxy, you may do so at any time before such proxy is exercised by executing and delivering a later-dated proxy or by giving notice of revocation in writing or by voting in person at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.

More than one name appears on my proxy card, who must sign?

The names reflect the title of your deposit account. Proxy cards for joint deposit accounts require the signature of only one of the depositors. Proxy cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Are Kaiser Federal Bank’s depositors required to purchase stock in the conversion?

No depositor or other person is required to purchase stock. However, depositors and other eligible persons will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no positive or negative impact on his or her standing as a customer of Kaiser Federal Bank. The conversion will allow depositors of Kaiser Federal Bank an opportunity to buy common stock and become stockholders of Kaiser Federal Financial Group, Inc.

How many common shares are being offered and at what price?

Kaiser Federal Financial Group, Inc. is offering up to 8,625,000 shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share.

Who is eligible to purchase common shares in the subscription and community offerings?

Pursuant to the Plan, non-transferable rights to subscribe for shares of Kaiser Federal Financial Group, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority.

Priority #1 – Depositors with an aggregate balance of at least $50 with Kaiser Federal Bank at the close of business on March 31, 2009;

Priority #2 – Our tax-qualified employee benefit plans;

Priority #3 – Depositors with an aggregate balance of at least $50 with Kaiser Federal Bank at the close of business on _______, 2010;

Priority #4 – Depositors of Kaiser Federal Bank at the close of business on __________, 2010.

Shares not purchased in the Subscription Offering may be offered for sale to the general public in a Community Offering, with a preference given first to natural persons (including trusts of natural persons) residing in the California counties of Los Angeles, Orange, San Bernardino, Riverside and Santa Clara. A second preference will be granted to our existing K-Fed Bancorp stockholders as of ________, 2010.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

How many shares may I buy?

The minimum order is 25 shares ($250). The maximum individual purchase limit is 5% of the shares sold in the offering. No person, together with associates of, and persons acting in concert with such person, may purchase more than 5% of the shares sold in the offering in all categories combined, as further discussed in the prospectus.

Will the common stock be insured?

No. Like any common stock, the common stock of Kaiser Federal Financial Group, Inc. will not be insured.

How do I order the common stock?

You must complete and return the enclosed Stock Order and Certification Form, along with full payment. Instructions for completing your Stock Order and Certification Form are included with the order form. Your order must be received (not postmarked) by 2:00 p.m., Pacific Time, on _________, 2010. Delivery of an original stock order form (copies or facsimiles are not acceptable) and full payment may be made by mail, using the Stock Order Reply Envelope provided, by overnight courier to the indicated address on the stock order form, or by hand-delivery to Kaiser Federal Bank’s main office, located at 1359 North Grand Avenue, Covina, California. Hand-delivered stock order forms will only be accepted at this location. Please do not mail stock order forms to Kaiser Federal Bank.

2

How may I pay for my common stock?

First, you may pay for common stock by check or money order made payable to Kaiser Federal Financial Group, Inc. These funds will be cashed upon receipt. We cannot accept wires or third party checks. Kaiser Federal Bank line of credit checks may not be used. Please do not mail cash!

Second, you may authorize us to withdraw funds from your savings account or certificate of deposit at Kaiser Federal Bank for the amount of funds you specify for payment. There is no penalty for early withdrawal from a certificate of deposit. You will not have access to these funds from the day we receive your order until completion or termination of the conversion. You may not designate withdrawal from Kaiser Federal Bank accounts with check-writing privileges. Please submit a check instead. Also, IRA or other retirement accounts held at Kaiser Federal Bank may not be listed for direct withdrawal. See information on IRA accounts below.

Will I earn interest on my funds?

Interest will be paid by Kaiser Federal Financial Group, Inc. on these funds at Kaiser Federal Bank’s statement savings rate from the day the funds are received until the completion or termination of the conversion. At that time, you will be issued a check for interest earned on these funds. If paid by authorizing a direct withdrawal from your Kaiser Federal Bank deposit account(s), your funds will continue earning interest within the account, at the applicable deposit account rate.

Can I purchase stock using funds in my Kaiser Federal Bank IRA?

Yes. To do so, however, you must first establish a self-directed IRA at a brokerage firm or the trust department of another financial institution and transfer a portion or all of the funds in your IRA at Kaiser Federal Bank. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option, as these transactions take time. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time.

Will dividends be paid on the common stock?

Following the offering, Kaiser Federal Financial Group, Inc.’s Board of Directors will have the authority to declare dividends. We have paid quarterly cash dividends since the second quarter of fiscal 2005. After we complete the conversion, we intend to continue to pay cash dividends on a quarterly basis, the amount of which will be determined following the completion of the conversion.

How will the common stock be traded?

Kaiser Federal Financial Group, Inc.’s stock is expected to trade on the Nasdaq Global Market under the symbol “KFFG” after the completion of the offering. Thereafter, the current trading symbol “KFED” will no longer be used.

Are executive officers and directors of Kaiser Federal Bank planning to purchase stock?

Yes! The executive officers and directors of Kaiser Federal Bank plan to purchase, in the aggregate, $120,100 worth of stock.

Must I pay a commission?

No. You will not be charged a commission or fee on the purchase of common stock in the conversion.

May I change my mind after i place an order to subscribe for stock?

No. After receipt your executed stock order form may not be modified, amended or rescinded without our consent, unless the offering is not completed by __________. In which event subscribers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

If I purchase shares in the offering, when will I receive my stock certificate?

Our transfer agent, __________________, will send statements reflecting your ownership of Kaiser Federal Financial Group, Inc., common stock by first class mail as soon as possible after completion of the stock offering.  Although the shares of Kaiser Federal Financial Group, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the stock statement will depend on the arrangements you may make with your brokerage firm.

WHERE TO GET MORE INFORMATION

For additional information, refer to the enclosed prospectus or call our Stock Information Center, toll free, at (877) 860-2086, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Pacific Time. The Stock Information Center will be closed weekends and bank holidays.

3

PROXYGRAM

PLEASE VOTE TODAY

We recently sent you a proxy statement and other materials related to the “second-step” conversion and reorganization of K-Fed Mutual Holding Company from the mutual to the stock form of organization.

Your vote on the Plan of Conversion and Reorganization has not yet been received.

Voting for the conversion and reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Deposit Insurance Coverage.

Not Returning Your Proxy Card has the Same Effect as Voting “Against” the Conversion and Reorganization.
Your Board of Directors Unanimously Recommends a Vote “FOR” the Conversion and Reorganization.

Your Vote Is Important To Us!

Vote by mail using the enclosed envelope, or use the Telephone or Internet voting instructions on the Proxy Card TODAY! If you received more than one proxy card, please be sure to vote all cards you received.

Thank you,

Kay M. Hoveland
President, Chief Executive Officer and Director

If you have already voted your proxy card(s), please accept our thanks and disregard this notice.
For further information, call (877) 860-2086.

PG1

PROXYGRAM II

PLEASE VOTE TODAY

We recently sent you a proxy statement and other materials related to the “second step” conversion and reorganization of K-Fed Mutual Holding Company from the mutual to the stock form of organization.

Your vote on the Plan of Conversion and Reorganization has not yet been received.

Voting for the conversion and reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Deposit Insurance Coverage.

Not Returning Your Proxy Card has the Same Effect as Voting “Against” the Conversion and Reorganization.
Your Board of Directors Unanimously Recommends a Vote “FOR” the Conversion and Reorganization.

Our Reasons for the Corporate Change

Our primary reasons for converting and raising additional capital through the offering are:

• to eliminate the uncertainties associated with the mutual holding company structure under the recently enacted financial reform legislation

• to support internal growth through increased lending and deposit gathering in the communities we serve

• to improve the liquidity of the shares of common stock and implement more flexible capital management strategies

• to lease new branch/financial service center facilities or acquire branches from other financial institutions, as opportunities arise

• to finance the acquisition of financial institutions, including FDIC assisted transactions, or other financial service companies primarily in Southern California, as opportunities arise

Your Vote Is Important To Us!

                Vote by mail using the enclosed envelope, or use the Telephone or Internet voting instructions provided with the Proxy Card TODAY! If you received more than one proxy card, please be sure to vote all cards you received.

Thank you,

/s/ Kay M. Hoveland

Kay M. Hoveland
President, Chief Executive Officer and Director

If you have already voted your proxy card(s), please accept our thanks and disregard this notice.
For further information, call (877) 860-2086.

PG2

Proxy Gram III

Dear Valued K-Fed Mutual Holding Company Member:

We recently sent you a proxy statement and other materials related to the “second-step” conversion and reorganization of K-Fed Mutual Holding Company from the mutual to the stock form of organization. This conversion and reorganization will allow us to operate in essentially the same manner as we currently operate, but will provide us with the flexibility to increase our capital, continue to support future lending and operational growth, and support future branching activities and/or the acquisition of financial services companies.

As of the date of this letter, your vote on our Plan of Conversion and Reorganization has not yet been received. Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion and Reorganization.

If you have already voted your proxy, please accept our thanks and disregard this request. If you have not yet voted your proxy card, we would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. You can also vote on the Internet or by Telephone. Directions for submitting your vote can be found on the enclosed proxy card. Our meeting on _______ is fast approaching and we’d like to receive your vote as soon as possible.

Voting FOR the conversion and reorganization does not affect the terms of, or insurance on your accounts. For further information please call our Information Center at (877) 860-2086, Monday through Friday, between 10:00 a.m. and 4:00 p.m. Pacific Time.

Best regards and thank you,

Kay M. Hoveland
President, Chief Executive Officer and Director

PG3

Kaiser Federal Bank Website Message:

Plan of Conversion and Reorganization
Information

K-Fed Mutual Holding Company is pleased to announce that materials were mailed on or about _______________, 2010 regarding K-Fed Mutual Holding Company’s Plan of Conversion and Reorganization and the stock offering by Kaiser Federal Financial Group, Inc. If you were a depositor as of March 31, 2009, _________, 2010, or _________, 2010 you should be receiving a packet of materials soon. We encourage you to read the information carefully.

If you were a member of K-Fed Mutual Holding Company as of the Voting Record Date, _________, 2010, a proxy card(s) is included. We encourage you to sign, date and return ALL proxy cards as promptly as possible … and THANK YOU!

Information, including a prospectus in regards to Kaiser Federal Financial Group, Inc.’s stock offering, was also enclosed. The subscription offering has commenced and continues until 2:00 p.m., Pacific Time, on _____________, 2010, at which time your order must be received if you want to take part in the offering.

Depending on the outcome of the subscription offering that expires at 2:00 p.m., Pacific Time on _____________, 2010, our best estimate at this time for trading of the Kaiser Federal Financial Group, Inc. stock on the Nasdaq Global Market is _____________. However, as described in the prospectus, it could be later. We will keep you as informed as possible on this site.

If you have any questions regarding the conversion and stock offering, please call our Stock Information Center, toll free, at (877) 860-2086, Monday through Friday, 10:00 a.m. to 4:00 p.m., Pacific Time. The Stock Information Center will be closed on weekends and bank holidays.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

End of Offering Kaiser Federal Bank Website Message

Stock Issuance Information

The Kaiser Federal Financial Group, Inc. stock offering closed on ___________, ____. The results of the offering are as follows: ___________________________________________.

Interest and refund checks [if applicable] will be mailed to subscribers on or about ___________, ____ by regular mail to the name and address provided on the Stock Order and Certification Form submitted. No special mailing instructions will be accepted.

Allocations will be made available beginning at ______ on ___________, 2010. [If applicable] You can view your allocation online by visiting https://allocations.kbw.com and typing in your order number and the last four digits of your social security number.

Notice to Subscribers not receiving all shares: Please be aware that while we believe this to be a final allocation, we reserve the right to amend this amount up to the time of trading and recommend you verify the number of shares you received on the face of the certificate you will receive prior to trading your shares. [if applicable]

The transfer agent for Kaiser Federal Financial Group, Inc. will be _____________________ and the phone number for its Investor Relations Department is ____________.

We anticipate trading to begin on ___________, 2010 on the Nasdaq Global Market under the symbol “KFFG.”

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.